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FOR IMMEDIATE RELEASE

July 28, 2011

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com Bill Hall (804) 819-2040, Bill.Hall@dom.com
Analysts:	Corynne Arnett (804) 819-2384, Corynne.Arnett@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2011 EARNINGS

• Second-quarter 2011 operating earnings of 59 cents per share compared to guidance of 50 cents to 60 cents per share
• Second-quarter 2011 GAAP earnings of 58 cents per share
• Company affirms 2011 operating earnings guidance of $3.00 to $3.30 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2011, of $336 million ($0.58 per share), compared with reported earnings of $1.761 billion ($2.98 per share) for the same period in 2010.

Operating earnings for the three months ended June 30, 2011, amounted to $338 million ($0.59 per share), compared to operating earnings of $426 million ($0.72 per share) for the same period in 2010. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2011 and 2010 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“We are pleased with the second-quarter results that came in at the top end of our $0.50 to $0.60 per share guidance range.  Most important, we continue to move forward on our long-term infrastructure growth plan, having completed several major projects and beginning several more.

“In our Generation segment, Bear Garden, our 580-megawatt combined cycle plant, began commercial operation in May and was completed on time and on budget.  Another major generation project, the 585-megawatt Virginia City Hybrid Energy Center, expected in service in summer 2012, is now about 90 percent complete and proceeding according to plan.  We recently filed applications with the Virginia State Corporation Commission (SCC) for Warren County, a 1,300-megawatt gas-fired combined cycle plant.  Pending regulatory approval, construction on this facility should start in the spring of 2012.  Other recent regulatory filings include the conversions of the coal-fired Altavista, Hopewell and Southampton stations to biomass, a renewable energy source.  We expect completion of these conversions in 2013, pending regulatory approvals.

“We achieved additional milestones during the quarter, as both of our major 500 kV transmission line projects, Meadow Brook to Loudoun and Carson to Suffolk, were energized on or ahead of schedule and within budget.  Work has begun on the West Virginia portion of our next major transmission project, the rebuild of the Mt. Storm to Doubs line.  Pending regulatory approval, work in Virginia should begin in the second half of this year.  We have more than 40 additional transmission projects planned, all of which are necessary to keep up with growing demand and maintain high levels of reliability.

“The growth program at our natural gas business also continues to move forward.  We received approval from the Federal Energy Regulatory Commission for Appalachian Gateway last month.  Construction will begin this summer, and the project is expected to be in service by September 2012.  Our next major project in the Marcellus region is being finalized.  We have acquired a site on the Ohio River in Natrium, W. Va., to construct a large gas processing and fractionation plant.  During the quarter, we executed binding agreements with three customers for gathering, processing, and fractionation.  We expect this phase of the project to have the capability of 200,000 mcf/day processing and 36,000 bbls/day fractionation and is more than 90 percent contracted.  It is scheduled to be in service by late 2012.

“The solid quarterly financial performance gives us confidence that our operating earnings for 2011 will be within our guidance range of $3.00 to $3.30 per share.”

Second-quarter 2011 operating earnings compared to 2010

The decrease in second-quarter 2011 operating earnings per share as compared to second-quarter 2010 operating earnings per share is primarily attributable to lower merchant generation margins, higher scheduled outage costs, normal weather in the regulated electric service territory and higher interest expense. Partially offsetting these negatives were higher rate adjustment clause earnings, higher contributions from producer services and accretion due to share repurchases.  The decrease in second-quarter 2011 GAAP earnings per share as compared to second-quarter 2010 GAAP earnings per share is primarily attributable to the absence of a gain on the sale of substantially all of our Appalachian Exploration & Production operations in 2010.

Details of second-quarter 2011 operating earnings as compared to 2010 can be found on Schedule 4 of this release.

Third-quarter 2011 operating earnings guidance

Dominion expects third-quarter 2011 operating earnings in the range of 90 cents per share to $1.00 per share as compared to third-quarter 2010 operating earnings of $1.03 per share. Positive factors for the third quarter of 2011 compared to the same period of the prior year include a lower share count and higher revenues related to our growth projects. Negative factors for the quarter include a return to normal weather, lower merchant generation margins and a higher effective income tax rate. GAAP earnings for the third quarter of 2010 were 98 cents per share.

In providing its third-quarter and full-year 2011 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles.  At this time, Dominion management is not able to estimate the impact, if any, of these items on reported earnings, other than those as set forth in Schedule 2 – Reconciliation of 2011 Operating Earnings to Reported Earnings on page 8 of the 2Q11 Earnings Release Kit.   Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT on Thursday, July 28.  Dominion management will discuss its second-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT July 28 and lasting until 11 p.m. EDT August 5.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 98455837.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day July 28.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 28,200 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,300 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for third-quarter and full-year 2011 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds and major storms on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30
	2011	2010	Change
Operating Revenue (GAAP Based 1)	$ 3,341	$ 3,333	$ 8

Earnings:
Dominion Virginia Power	$ 115	$ 112	$ 3
Dominion Energy	104	86	18
Dominion Generation	194	276	(82)
Corporate and Other	(75)	(48)	(27)
OPERATING EARNINGS	$ 338	$ 426	$ (88)
Items excluded from operating earnings 2, 3	(2)	1,335	(1,337)
REPORTED EARNINGS 1	$ 336	$ 1,761	$ (1,425)

Common Shares Outstanding (average, diluted)	575.2	591.4

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.20	$ 0.19	$ 0.01
Dominion Energy	0.18	0.14	0.04
Dominion Generation	0.34	0.47	(0.13)
Corporate and Other	(0.13)	(0.08)	(0.05)
OPERATING EARNINGS	$ 0.59	$ 0.72	$ (0.13)
Items excluded from operating earnings 2	(0.01)	2.26	(2.27)
REPORTED EARNINGS 1	$ 0.58	$ 2.98	$ (2.40)

(millions, except earnings per share)	Six months ended June 30
	2011	2010	Change
Operating Revenue (GAAP Based 1)	$ 7,398	$ 7,501	$ (103)

Earnings:
Dominion Virginia Power	$ 264	$ 226	$ 38
Dominion Energy	273	261	12
Dominion Generation	492	601	(109)
Corporate and Other	(150)	(86)	(64)
OPERATING EARNINGS	$ 879	$ 1,002	$ (123)
Items excluded from operating earnings 2, 4	(64)	933	(997)
REPORTED EARNINGS 1	$ 815	$ 1,935	$ (1,120)

Common Shares Outstanding (average, diluted)	577.9	596.1

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.46	$ 0.38	$ 0.08
Dominion Energy	0.47	0.44	0.03
Dominion Generation	0.85	1.01	(0.16)
Corporate and Other	(0.26)	(0.15)	(0.11)
OPERATING EARNINGS	$ 1.52	$ 1.68	$ (0.16)
Items excluded from operating earnings 2	(0.11)	1.57	(1.68)
REPORTED EARNINGS 1	$ 1.41	$ 3.25	$ (1.84)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($6) million and $2.225 billion, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($87) million and $1.790 billion, respectively.

Schedule 2 – Reconciliation of 2011 Operating Earnings to Reported Earnings

2011 Earnings (six months ended June 30, 2011)

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$39 million impairment charge related to our State Line coal-fired merchant power station.
•	$20 million net loss from operations at our Kewaunee nuclear merchant power station, which is being marketed for sale.
•	$14 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at our Millstone nuclear power station.
•	$11 million of severance costs resulting from expected closings of our Salem Harbor and State Line merchant generation plants.
•	$8 million net expense related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011	2
Operating earnings	$541	$338	$0	$0	$879
Items excluded from operating earnings (after-tax):
Impairment of merchant generation asset	(39)				(39)
Kewaunee operations	(19)	(1)			(20)
Recoverable spent nuclear fuel-related costs		14			14
Severance costs - merchant generation plant closings		(11)			(11)
Other items	(4)	(4)			(8)
Total items excluded from operating earnings (after-tax) 1	(62)	(2)	0	0	(64)
Reported net income	$479	$336	$0	$0	$815
Common shares outstanding (average, diluted)	580.5	575.2	0.0	0.0	577.9
Operating earnings per share	$0.93	$0.59	$0.00	$0.00	$1.52
Items excluded from operating earnings (after-tax)	(0.11)	(0.01)	0.00	0.00	(0.11)
Reported earnings per share	$0.82	$0.58	$0.00	$0.00	$1.41

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q11	2Q11	3Q11	4Q11	YTD 2011
Impairment of merchant generation asset	(55)				(55)
Kewaunee operations	(32)	(5)			(37)
Recoverable spent nuclear fuel-related costs		24			24
Severance costs - merchant generation plant closings		(17)			(17)
Other items	6	(8)			(2)
Total items excluded from operating earnings	($81)	($6)	$0	$0	($87)

2)	YTD 2011 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2010 Operating Earnings to Reported Earnings

2010 Earnings (Twelve months ended December 31, 2010)

The net effects of the following items, all shown on an after-tax basis, are included in 2010 reported earnings, but are excluded from operating earnings:

•	$1.4 billion net benefit resulting from the sale of our Appalachian E&P operations, primarily reflecting the gain on the sale, partially offset by certain transaction costs and other related charges.
•	$206 million after-tax charge related to our work-force reduction program, primarily reflecting severance pay and other benefits to affected employees.
•	$155 million net loss from Peoples discontinued operations, primarily reflecting the loss on the sale recorded in February 2010.
•	$127 million of impairment charges related to certain merchant generation facilities.
•	$57 million charge related to health care legislation changes, eliminating the tax deduction for a portion of retiree prescription drug costs.
•	Impact of interim tax expense provision resulting from the impact of items excluded from operating earnings on our 2010 estimated annual effective tax rate.
•	$1 million net expense related to other items.

	(millions, except per share amounts)	1Q10	2Q10	3Q10	4Q10	YTD 2010	2
	Operating earnings	$576	$426	$603	$366	$1,971
	Items excluded from operating earnings (after-tax):
	Items related to the sale of Appalachian E&P operations	14	1,387		(18)	1,383
	Work force reduction program	(206)				(206)
	Peoples discontinued operations	(149)	2		(8)	(155)
	Impairment of merchant generation assets		(95)		(32)	(127)
	Healthcare reform legislation - Medicare Part D tax impact	(57)				(57)
	Interim tax provision	(16)	53	(24)	(13)	0
	Other items	12	(12)	(4)	3	(1)
	Total items excluded from operating earnings (after-tax) 1	(402)	1,335	(28)	(68)	837
	Reported net income	$174	$1,761	$575	$298	$2,808
	Common shares outstanding (average, diluted)	600.9	591.4	586.4	582.1	590.1
	Operating earnings per share	$0.96	$0.72	$1.03	$0.63	$3.34
	Items excluded from operating earnings (after-tax)	(0.67)	2.26	(0.05)	(0.12)	1.42
	Reported earnings per share	$0.29	$2.98	$0.98	$0.51	$4.76

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q10	2Q10	3Q10	4Q10	YTD 2010
	Items related to the sale of Appalachian E&P operations	20	2,405			2,425
	Work force reduction program	(338)				(338)
	Peoples discontinued operations	(137)	3			(134)
	Impairment of merchant generation assets		(163)		(31)	(194)
	Other items	20	(20)	(6)	6	0
	Total items excluded from operating earnings	($435)	$2,225	($6)	($25)	$1,759

2)	YTD 2010 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 2Q11 Earnings to 2Q10

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2011 vs. 2010
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($10)	($0.02)
Other	3	0.00
FERC transmission equity return	12	0.02
Storm damage and service restoration - distribution operations	(3)	0.00
Retail energy marketing operations	6	0.01
Other	(5)	(0.01)
Share accretion	---	0.01
Change in contribution to operating earnings	$3	$0.01

Dominion Energy
Gas distribution margin	$8	$0.01
Gas and Oil - disposed operations	(3)	0.00
Producer Services margin	14	0.02
Other	(1)	0.00
Share accretion	---	0.01
Change in contribution to operating earnings	$18	$0.04

Dominion Generation
Regulated electric sales:
Weather	($23)	($0.04)
Other	21	0.04
Rate Adjustment Clause equity return	4	0.01
Merchant generation margin	(35)	(0.06)
Outage costs	(33)	(0.06)
Kewaunee 2010 earnings	(10)	(0.02)
Other	(6)	(0.01)
Share accretion	---	0.01
Change in contribution to operating earnings	($82)	($0.13)

Corporate and Other
Change in contribution to operating earnings	($27)	($0.05)

Change in consolidated operating earnings	($88)	($0.13)

Change in items excluded from operating earnings 1	($1,337)	($2.27)

Change in reported earnings (GAAP)	($1,425)	($2.40)

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.